Exhibit 99.1

Press Release

Intelligent Bio Solutions Secures Key U.S. Patent, Strengthening IP Protection Ahead of Planned 2025 Market Entry

Company’s 6th U.S. patent adds to comprehensive IP portfolio protecting its unique drug screening technology

Patent protection strengthens Company’s competitive position as it prepares for planned entry into multi-billion dollar U.S. market in 2025

NEW YORK, March 26, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that the Company has been granted a patent in the United States (U.S.) relating to its Intelligent Fingerprinting Drug Screening Cartridge. This is the Company’s sixth active patent to be granted in the U.S., strengthening the protection of its unique and proprietary drug screening technology.

U.S. Patent No: 12259385, relates to the proprietary lateral flow test strip inside the Company’s Drug Screening Cartridge and ensures that all current and future screening cartridge products developed by INBS are protected under U.S. intellectual property law. The patent is fundamental to the Company’s testing system, which uses lateral flow technology to detect drugs in fingerprint sweat. This latest patent enhances the Company’s U.S. intellectual property portfolio, which also includes patents covering INBS’ Sample Collection Cartridge, cartridge housing and buffer clip design.

“The intellectual property landscape for lateral flow devices in the U.S. is mature, making the grant of this patent a strong validation of our innovative technology,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “The U.S. is a key market for us, and securing broad intellectual property protection strengthens our competitive position as we plan for entry into this multi-billion dollar market in 2025.”

The Company’s Intelligent Fingerprinting Drug Testing Solution uses fingerprint sweat analysis to detect common drugs of abuse, an area of growing demand across multiple industries who want to ensure their employees are safe to work. The unique, non-invasive solution addresses the challenges faced by safety-sensitive industries, streamlines drug testing processes, and provides an alternative method that supports employee well-being and compliance. With recent FDA 510(k) submission in December 2024 and plans to enter the U.S. market in 2025, INBS is well-positioned to leverage the rapidly expanding global drug screening market.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com